EXHIBIT 99.1


    Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Annual Report for the ABN AMRO Group Profit Sharing And Savings Plan And Trust (the "Plan") on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on June 27, 2003 (the "Report") and solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code, the undersigned, authorized representative of the Trustee that administers the Plan, certifies that, to the best of his knowledge:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.


Date:  June 27, 2003                By:  /s/ Robert Thompson
       ---------------------            ----------------------------------------
                                        Name:   Robert Thompson
                                        Title:  Vice-President of Trust and
                                                Asset Management, LaSalle
                                                National Bank, as Trustee of the
                                                ABN AMRO Group Profit Sharing
                                                and Savings Plan and Trust


This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K. A signed original of this statement has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.